Exhibit 2.1

                           CERTIFICATE OF DISSOLUTION

                                       OF

                          PENINSULA GAMING CORPORATION

      PENINSULA GAMING CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

      FIRST:   The name of the Corporation is Peninsula Gaming Corporation.

      SECOND:  The date the dissolution was authorized is April 16, 2004.

      THIRD: The dissolution of the Corporation has been duly authorized by its board of directors and stockholders in accordance with Sections 275(a) and (b) of the General Corporation Law of the State of Delaware.

      FOURTH: The following is a list of the names and addresses of the directors of the Corporation:


      NAME                                 ADDRESS
      ----                                 -------
      M. Brent Stevens                     c/o Peninsula Gaming Partners, LLC
                                           400 East Third Street
                                           P.O. Box 1750
                                           Dubuque,  IA 52004-1750

      Michael S. Luzich                    c/o Peninsula Gaming Partners, LLC
                                           400 East Third Street
                                           P.O. Box 1750
                                           Dubuque, IA 52004-1750

      FIFTH: The following is a list of the names and addresses of the officers of the Corporation.


      NAME                 OFFICE             ADDRESS
      ----                 ------             -------
      M. Brent Stevens     President          c/o Peninsula Gaming Partners, LLC
                                              400 East Third Street
                                              P.O. Box 1750
                                              Dubuque,   IA  52004-1750

      Michael S. Luzich    Vice-President     c/o Peninsula Gaming Partners, LLC
                                              400 East Third Street
                                              P.O. Box 1750
                                              Dubuque, IA 52004-1750

      Natalie A. Schramm   Treasurer          c/o Peninsula Gaming Partners, LLC
                                              400 East Third Street
                                              P.O. Box 1750
                                              Dubuque, IA 52004-1750

      IN WITNESS WHEREOF, the Corporation has caused this certificate of dissolution to be executed by its authorized directors this 17th day of June 2004.



                                                      /s/  M. Brent Stevens
                                                      --------------------------
                                                      Name:  M. Brent Stevens
                                                      Title:    Director



                                                      /s/   Michael S. Luzich
                                                      --------------------------
                                                      Name:  Michael S. Luzich
                                                      Title:    Director